EXHIBIT 23.1

      Independent Accountants' Consent - Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the
Employee Stock Purchase Plan of American Stores Company of our report dated March 16, 1995, with respect to the consolidated financial statements of American Stores
Company included in the Annual Report (Form 10-K) for the fiscal year ended January 28, 1995, filed with the Securities and Exchange Commission.


                               /s/ ERNST & YOUNG LLP


Salt Lake City, Utah
October 30, 1995

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                         EXHIBIT 23.2

    Consent of Brobeck, Phleger & Harrison is contained in
                          Exhibit 5

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                          EXHIBIT 24

    Power of Attorney.  Reference is made to page II-5 of this
                     Registration Statement


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